   As filed with the Securities and Exchange Commission on March 6, 1998
                                                 Registration No. 333-46707

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                AMENDMENT NO. 1
                                      to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               __________________
                       HEALTH MANAGEMENT ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                61-0963645
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                     5811 PELICAN BAY BOULEVARD, SUITE 500
                           NAPLES, FLORIDA 34108-2710
                                 (941) 598-3131
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               WILLIAM J. SCHOEN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       HEALTH MANAGEMENT ASSOCIATES, INC.
                     5811 PELICAN BAY BOULEVARD, SUITE 500
                           NAPLES, FLORIDA 34108-2710
                                 (941) 598-3131
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                          Susan Mascette Brandt, Esq.
                          Harter, Secrest & Emery LLP
                               700 Midtown Tower
                         Rochester, New York 14604-2070
                                 (716) 231-1184

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                  $300,000,000
                       HEALTH MANAGEMENT ASSOCIATES, INC.
                                DEBT SECURITIES


    Health Management Associates, Inc. ("HMA" or the "Company") may offer from time to time, together or separately, its senior unsecured debt securities (the "Debt Securities"), consisting of debentures, notes, bonds and/or other evidences of indebtedness in one or more series. The Debt Securities will be offered at an aggregate initial offering price not to exceed U.S. $300,000,000 (or, if the principal of the Debt Securities is payable in a foreign currency, the equivalent thereof at the time of sale), at prices and on terms to be determined at the time of sale.

    The accompanying Prospectus Supplement sets forth with regard to the particular Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars or in any other currency, currencies or currency unit), maturity, premium (if any), interest rate (which may be fixed or variable) or method of calculation thereof and time of payment of any interest, place or places where principal of (and premium, if any) and interest on such Debt Securities will be payable, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange, and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities. The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Debt Securities in respect of which this Prospectus is being delivered.

    The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. If so specified in the applicable Prospectus Supplement, all or a portion of any Debt Securities may be issued in temporary or permanent global form.

    The Debt Securities may be offered directly to purchasers or to or through underwriters, dealers or agents designated by the Company from time to time. If any underwriters, dealers or agents are involved in the offering of the Debt Securities, their names, the principal amounts, if any, to be purchased by underwriters and any applicable fees, commissions or discount arrangements will be set forth in the accompanying Prospectus Supplement. The net proceeds from any sale of Debt Securities will also be set forth in the Prospectus Supplement. See "Plan of Distribution."

                        _______________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                        _______________________________

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is March 6, 1998.

     NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS OR IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE DEBT
  SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING
      PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE THE IMPLICATION THAT THE INFORMATION CONTAINED OR
INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT
                           TO THEIR RESPECTIVE DATES.


                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, 7 World Trade Center, New York, New York 10048; and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates (1-800-SEC-0330). The Commission also maintains a Web site (http://www.sec.gov) which contains reports, proxy and information statements and other information and documents regarding the Company. In addition, such reports, proxy statements and other information can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby.
This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Debt Securities. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, with respect to each such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy of the document so filed. Each statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated herein by reference:

    1. Health Management Associates, Inc. Annual Report on Form 10-K for the year ended September 30, 1997.

    2. Health Management Associates, Inc. Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

    3. Health Management Associates, Inc. Definitive Proxy Statement relating to its Annual Meeting of Stockholders held on February 17, 1998.

    4. Health Management Associates, Inc. Current Report on Form 8-K dated February 20, 1998.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Office of General Counsel; telephone number (941) 598-3131.


                           FORWARD-LOOKING STATEMENTS

    This Prospectus, the accompanying Prospectus Supplement and the documents incorporated herein and therein by reference may contain forward-looking statements based on current expectations, estimates and projections about the Company's industry, management's beliefs and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in any such forward-looking statements. Such risks and uncertainties include, in addition to those set forth herein or in the accompanying Prospectus Supplement, those noted in the documents incorporated herein or therein by reference. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  THE COMPANY

    Health Management Associates, Inc. ("HMA" or the "Company") provides a broad range of general acute care health services in non-urban communities. As of January 31, 1998, HMA operated 26 general acute care hospitals with a total of 3,328 licensed beds and four psychiatric hospitals with a total of 306 licensed beds. Unless the context otherwise requires, references herein to HMA or the Company include HMA and its consolidated subsidiaries.

    The Company's principal executive office is located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, and its telephone number at such address is (941) 598-3131.


                                USE OF PROCEEDS

    Unless otherwise described in the accompanying Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used by the Company for general corporate purposes, which may include refinancings of indebtedness, acquisitions, capital expenditures, working capital, and repurchases and redemptions of securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated.

                                                                         Three Months
                                                                             Ended
                                             Year ended September 30,    December 31,
                                                    (unaudited)          (unaudited)
                                           ----------------------------  -------------
                                           1993  1994  1995  1996  1997      1997
                                           ----  ----  ----  ----  ----  -------------
Consolidated ratio of earnings to fixed
 charges (1).............................   7.0   8.6   9.7  12.2  14.5      11.1


    (1) The ratio of earnings to fixed charges was computed by dividing the sum of earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, amortization of debt premium/discount, and a portion of operating lease rental expense which management believes to be representative of the interest factor. The computation of the ratio has not been audited for any of the periods indicated.


                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued in one or more series under an Indenture (as amended or supplemented from time to time, the "Indenture"). The term "Trustee" as used herein with respect to Debt Securities of any particular series shall mean the Trustee with respect to the Debt Securities of such series as set forth in the applicable Prospectus Supplement. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definition therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of each series of Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the following description.

GENERAL

    The Debt Securities will be senior unsecured obligations of the Company as specified in the Prospectus Supplement relating thereto. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case in such forms and with such terms as are established for the Debt Securities of such series in or pursuant to Board Resolutions, Officers' Certificates or indentures supplemental to the Indenture ("Supplemental Indentures"). All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any Holder, for issuances of additional Debt Securities of such series. The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities.

    Reference is made to the Prospectus Supplement relating to the Debt Securities of each series for the following terms, where applicable, of the Debt Securities of such series: (1) the title of such Debt Securities; (2) the aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of such Debt Securities; (3) the Person to whom any interest on such Debt Securities shall be payable, if other than the Person in whose name a Debt Security is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates, or the method by which such date or dates will be determined, on which the principal of such Debt Securities is payable; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods by which such rate or rates shall be determined, the date or dates from which such interest will accrue, the Interest Payment Date on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, or the method or methods by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (6) the place or places where principal of and any premium and interest on such Debt Securities shall be payable; (7) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or composite currency in which, and the other terms and conditions upon which, such Debt Security may be redeemed, in whole or in part, at the option of the Company; (8) the right or obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any optional redemption, sinking fund or analogous provisions or at the option of a Holder thereof or otherwise, and the period or periods within which, the price or prices at which, the currency or currencies, currency unit or composite currency in which, and the other terms and conditions upon which such Debt Securities shall be so redeemed, repaid or purchased; (9) the right of the Company to defease such Debt Securities or certain restrictive covenants applicable thereto and certain Events of Default under certain circumstances (see "--Defeasance or Covenant Defeasance of Indenture"); (10) if other than in United States dollars, the currency or currencies, currency unit or composite currency, of payment of principal of and any premium and interest on such Debt Securities and the equivalent thereof in United States dollars; (11) any index, formula or other method used to determine the amount of payments of principal of or any premium or interest on such Debt Securities; (12) whether such Debt Securities are issuable as registered securities, bearer securities or both, whether such Debt Securities are issuable initially in temporary global form and whether any such Debt Securities are issuable in permanent global form with or without coupons;
(13) if such Debt Securities will be issuable in the form of global securities as described under "--Global Securities," the Depository or its nominee with respect to such Debt Securities and the circumstances under which any such global security may be registered for transfer or exchanged, or authenticated and delivered, in the name of a Person other than the Depository or its nominee;
(14) if the principal of or any premium or interest on such Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the terms and conditions upon which such election may be made; (15) if other than the entire principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof; (16) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified; (17) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (18) the obligation, if any, of the Company to list the Debt Securities on a securities exchange; and (19) any other terms of the Debt Securities.

    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

RANKING

    The Debt Securities constitute senior unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Company is a holding company and derives its operating income and cash flow from its subsidiaries. The Company relies entirely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and any premium and interest on the Debt Securities. The ability of the Company's subsidiaries to make such payments will be subject to, among other things, applicable state laws and any restrictions that may be contained in credit agreements or other financing arrangements entered into by such subsidiaries. Claims of creditors of the Company's subsidiaries will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the

Company's indebtedness, including the Debt Securities. As of December 31, 1997, the total amount of outstanding secured and unsecured indebtedness of these subsidiaries, excluding guarantees of the Company's indebtedness, was $56,375,000. In addition, indebtedness under the Company's unsecured revolving credit facility is guaranteed by the Company's subsidiaries. As of December 31, 1997, no amounts were outstanding under that facility.

    Except as otherwise specified in an applicable Supplemental Indenture and Prospectus Supplement, there are no limitations in the Indenture on the amount of additional indebtedness which may rank on a parity with the Debt Securities or on the amount of other indebtedness, secured or otherwise, which may be incurred by the Company or any of its subsidiaries.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of and any premium and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date of such interest.

    Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date), or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

    Subject to certain limitations imposed upon Debt Securities issued in global form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in global form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series, which shall include the City of New York. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Neither the Company nor the Trustee shall be required to (1) issue, register the transfer of or exchange Debt Securities of any series if such Debt Security may be among those selected for redemption, during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (2) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

COVENANTS

    The particular covenants, if any, relating to any series of Debt Securities will be described in the Prospectus Supplement relating to such series. If any such covenants are described, the Prospectus Supplement will also state whether the "covenant defeasance" provisions described below also apply.

EVENTS OF DEFAULT

    Under the Indenture, an Event of Default is defined (with respect to each series of Debt Securities individually, unless it is either inapplicable to a particular series or is specifically deleted or modified for Debt Securities of a particular series, as described in a Prospectus Supplement) as any of the following: (1) default in the payment of the principal of, or premium, if any, on any of the Debt Securities of such series at Maturity (upon acceleration, redemption, required repurchase or otherwise); (2) default in the payment of an installment of interest on any Debt Security of such series when the same becomes due and payable, and continuance of such default for a period of 30 days; (3) default in the deposit of a sinking fund payment, if any, when and as due by the terms of a Debt Security of such series; (4) default in the performance or breach of any covenant or warranty of the Company contained in the Debt Securities of such series or the Indenture for the benefit of the Holders of Debt Securities of such series (other than a default otherwise specifically dealt with in the Indenture or in any Supplemental Indenture), and continuance of such default or breach for a period of 60 days after written notice of such failure requiring the Company to remedy the same shall have been given (A) to the Company by the Trustee or (B) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company; and (6) any other Event of Default set forth in an applicable Supplemental Indenture and Prospectus Supplement relating to the Debt Securities of such series.

    The Indenture provides that if an Event of Default specified therein shall have occurred and is continuing with respect to any series of the Debt Securities issued thereunder, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the unpaid principal amount of the Debt Securities of such series (or, if any of the Debt Securities are Original Issue Discount Securities, such portion of the principal amount of the Debt Securities of such series as may be specified by the terms thereof) and accrued interest, if any, to the date of payment of the Debt Securities of such series to be immediately due and payable.

    After a declaration of acceleration under the Indenture in respect of a series of Debt Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate outstanding principal amount of such series of Debt Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest, if any, on all Debt Securities of such series, (B) the principal of and premium, if any, on such series of Debt Securities which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor in such series of Debt Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such series of Debt Securities, and (D) all amounts owing the Trustee pursuant to the Indenture in respect of the Debt Securities of that series; and (2) all Events of Default with respect to Debt Securities of such series, other than the non-payment of principal of, premium, if any, and interest on Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived.

    The Holders of not less than a majority in aggregate outstanding principal amount of a series of Debt Securities may on behalf of all Holders of such series of Debt Securities waive any existing or past Default or Event of Default with respect to the Debt Securities of such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security of such series or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series.

    No Holder of Debt Securities of any series has any right to institute any proceeding with respect to the Indenture or any remedy thereunder unless the Holders of at least 25% in aggregate outstanding principal amount of such series of Debt Securities have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as Trustee under such series and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate outstanding principal amount of such series of Debt Securities. Such limitations do not apply, however, to a suit instituted by a Holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and to use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the Holders of a majority in aggregate outstanding principal amount of any series of Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture, in respect of such series.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    Unless and to the extent otherwise indicated in an applicable Prospectus Supplement, the Company may, at its option and at any time, terminate its obligations with respect to any series of outstanding Debt Securities ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, and the provisions of the Indenture as it relates to such outstanding Debt Securities shall no longer be in effect, except for (1) the rights of Holders of such series of outstanding Debt Securities to receive from trust funds payment of the principal of, premium, if any, and interest on such Debt Securities when such payments are due, (2) the Company's obligations to register the transfer or exchange of any Debt Securities of such series, replace mutilated, destroyed, lost or stolen Debt Securities of such series and maintain an office or agency for payments in respect of the Debt Securities of such series, (3) the rights, power, trusts, duties and immunities of the Trustee, and (4) the defeasance provisions of the Indenture. In addition, unless and to the extent otherwise indicated in an applicable Prospectus Supplement, the Company may, at its option and at any time, elect to terminate its obligations with respect to one or more covenants that are set forth in the Indenture or in a Supplemental Indenture and Prospectus Supplement, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such series of Debt Securities ("covenant defeasance"). In the event covenant defeasance occurs, certain events (other than non-payment, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the Debt Securities of such series.

    In order to exercise either defeasance or covenant defeasance with respect to any series of Debt Securities: (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, funds in such currency or currencies, currency unit or composite currency in which such Debt Securities are payable (or with respect to Debt Securities denominated in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Debt Securities of such series on each applicable Stated Maturity (or on any date after such date to be specified in a Supplemental Indenture and Prospectus Supplement, such date being referred to as the "Defeasance Redemption Date");
(2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel to the Company in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (3) in the case of covenant defeasance, the Company shall have delivered to Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result or such covenant defeasance and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (4) no Default or Event of Default with respect to such series shall have occurred and be continuing on the date of such deposit or, insofar as certain events of bankruptcy, insolvency or reorganization of the Company are concerned, at any time during the period ending on the 91st day after the date of deposit; (5) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (7) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and (8) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    Unless otherwise indicated in an applicable Prospectus Supplement, the provisions of the Indenture applicable to any series of Debt Securities will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Debt Securities of such series, as expressly provided for in the Indenture or a Supplemental Indenture) as to all outstanding Debt Securities of such series when: (1) either (A) all the Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities which have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or (B) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company, in the case of clause (i), (ii) or (iii), has deposited with the Trustee trust funds in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Debt Securities of such series to the date of deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) the Company has paid all other sums payable by the Company under the Indenture; and (3) the Company has delivered to the Trustee an officers' certificate and opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture applicable to Debt Securities of such series have been complied with.

MODIFICATION OF THE INDENTURE

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided that no such modification or amendment, without the consent of the Holders of each of the Debt Securities affected thereby, may: (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the terms of the Indenture, or change any place of payment where, or the currency or currencies, currency unit or composite currency in which, any Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (2) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (3) modify any of the provisions relating to Supplemental Indentures, waiver of past or existing defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security affected thereby; or (4) make such other changes as may require such consent pursuant to any Supplemental Indenture.

    Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Debt Securities when authorized by a resolution of the Company's Board of Directors for any of the following purposes: (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debt Securities as obligor under the Indenture; (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (3) to add any additional Events of Default; (4) to add or change any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registerable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in an uncertificated form; (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Debt Security of any series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision, nor (ii) modify the rights of the Holder of any such Debt Security with respect to such provision, or (B) shall become effective only when there is no such Debt Security outstanding; (6) to establish the form or terms of Debt Securities of any series as permitted by the Indenture; (7) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (8) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance or covenant defeasance and discharge of the Debt Securities of any series pursuant to the Indenture, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities in any material respect; (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (10) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any Supplemental Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a Depository identified in the applicable Prospectus Supplement relating to such series. In such case, one or more book-entry securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding Debt Securities of the series to be represented by such global securities. If and to the extent provided in a Supplemental Indenture and Prospectus Supplement, global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by the laws of the State of New York, without regard to its principles of conflicts of law.

                             PLAN OF DISTRIBUTION

    The Company may offer the Debt Securities directly to purchasers or to or through underwriters, dealers or agents designated by the Company from time to time. Any such underwriter(s), dealer(s), or agent(s) involved in the offer and sale of the Debt Securities in respect of which this Prospectus is delivered will be named in the accompanying Prospectus Supplement. The Prospectus Supplement with respect to such Debt Securities will also set forth the terms of the offering of such Debt Securities, including the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such Debt Securities may be listed.

    If underwriters are used in an offering of Debt Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Debt Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Debt Securities will (i) entitle the underwriters to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (iii) provide that the underwriters will be obligated to purchase all Debt Securities offered in a particular offering if any such Debt Securities are purchased.

    If a dealer is used in an offering of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto. If an agent is used in an offering of Debt Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto.

    Dealers and agents named in an applicable Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Debt Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The anticipated date of delivery of any series of Debt Securities will be set forth in the Prospectus Supplement relating to each offering.


                          VALIDITY OF DEBT SECURITIES

    The validity of the Debt Securities offered will be passed upon for the Company by Harter, Secrest & Emery LLP, Rochester, New York.


                                    EXPERTS

    The consolidated financial statements and schedule of Health Management Associates, Inc. appearing in Health Management Associates, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant in connection with the distribution of the securities being registered:

     Securities and Exchange Commission registration fee..  $  90,910
     Blue Sky fees and expenses...........................     20,000
     NASD fees............................................     30,500
     Rating agency fees...................................    100,000
     Legal fees and expenses..............................     50,000
     Printing expenses....................................     50,000
     Accounting fees and expenses.........................      6,000
     Miscellaneous........................................     27,590
                                                            ---------
         Total............................................  $375,000*
                                                            =========

    * All amounts listed above, except for the registration fee and NASD fee, are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article 11 of the Registrant's Fifth Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL").

    With respect to indemnification of directors and officers, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Article 10 of the Restated Certificate contains a provision, authorized by
Section 102(b) of the DGCL, which provides that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(c) under Section 174 of the DGCL, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in their successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 16.  EXHIBITS

     +1.1 Form of Underwriting Agreement

     *4.1 Form of Indenture for Debt Securities

      5.1 Opinion of Harter, Secrest & Emery LLP

     *12.1  Statement regarding computation of ratios

      23.1  Consent of Ernst & Young LLP

      23.2  Consent of Harter, Secrest & Emery LLP (contained in Exhibit
            5.1)

     *24.1  Power of Attorney

     +25.1 Statement of Eligibility of Trustee on Form T-1 with respect to the Debt Securities
______________________________

*   Previously filed.

+ To be filed as an Exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.


ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section

13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on March 6, 1998.


                    HEALTH MANAGEMENT ASSOCIATES, INC.

                    By: /s/ Stephen M. Ray
                        ______________________
                       Stephen M. Ray
                       Senior Vice President and
                       Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                     DATE

                              Chairman, Chief Executive       March 6, 1998
____________________________  Officer and Director
William J. Schoen*            (Principal Executive Officer)


/s/ Stephen M. Ray            Senior Vice President and       March 6, 1998
____________________________  Chief Financial Officer (Prin-
Stephen M. Ray                cipal Financial Officer and
                              Principal Accounting Officer)

                              Director                        March 6, 1998
____________________________
Kent P. Dauten*
                              Director                        March 6, 1998
____________________________
Robert A. Knox*
                              Director                        March 6, 1998
____________________________
Charles R. Lees*
                              Director                        March 6, 1998
____________________________
Kenneth D. Lewis*
                              Director                        March 6, 1998
____________________________
William E. Mayberry, M.D.*
                                                              March 6, 1998
*By: /s/ Stephen M. Ray
     ____________________
     Stephen M. Ray
     attorney-in-fact
                                      II-6

                               INDEX TO EXHIBITS



     +1.1   Form of Underwriting Agreement

     *4.1   Form of Indenture for Debt Securities

      5.1   Opinion of Harter, Secrest & Emery LLP

    *12.1   Statement regarding computation of ratios

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of Harter, Secrest & Emery LLP (contained in Exhibit
            5.1)

    *24.1   Power of Attorney

    +25.1 Statement of Eligibility of Trustee on Form T-1 with respect to the Debt Securities
______________________________

* Previously filed.

+ To be filed as an Exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

                                      II-7